EXHIBIT 5.1

OPINION OF THE LAW OFFICES OF WILLIAM B. BARNETT, P.C.

RE: THE LEGALITY OF THE SHARES BEING REGISTERED

(AND WILL ALSO INCLUDE EXHIBIT 23.1)

To be filed.